                                                                    EXHIBIT 11.1


                             LTC PROPERTIES, INC.

                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)


                                                                                    Three months ended June 30,
                                                                                      1996              1995
                                                                                      ----              ----
PRIMARY:
 Net income applicable to common shares                                               $ 5,617           $ 5,199
                                                                                      =======           =======

 Applicable common shares:
   Weighted average outstanding shares during the period                               18,548            17,898

   Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using
     the treasury stock method)                                                           411               240
                                                                                      -------           -------
     Total                                                                             18,959            18,138
                                                                                      =======           =======

 Net income per share of common stock                                                 $  0.30           $  0.29
                                                                                      =======           =======

FULLY DILUTED:
 Net income                                                                           $ 5,617           $ 5,199
 Add back minority interest                                                                 - (a)             - (a)
 Reduction of interest and amortization expenses resulting
  from assumed conversion of 9.75% convertible
  subordinated debentures                                                                  47               417
 Reduction of interest and amortization expenses resulting from
  assumed conversion of 8.5% convertible subordinated debentures                            - (a)             - (a)
 Reduction of interest and amortization expenses resulting from assumed
  conversion of 8.25% convertible subordinated debentures                                   - (a)             - (a)
 Reduction of interest and amortization expenses resulting from assumed
  conversion of 7.75% convertible subordinated debentures                                   - (a)           N/A
 Less applicable income taxes                                                               -                 -
                                                                                      -------           -------
     Adjusted net income applicable to common shares                                  $ 5,664           $ 5,616
                                                                                      =======           =======

 Applicable common shares:
   Weighted average outstanding shares during the period                               18,548            17,898
   Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
     treasury stock method)                                                               435               240
   Assumed conversion of partnership units                                                  - (a)             - (a)
   Assumed conversion of 9.75% convertible subordinated debentures                        191             1,678
   Assumed conversion of 8.5% convertible subordinated debentures                           - (a)             - (a)
   Assumed conversion of 8.25% convertible subordinated debentures                          - (a)             - (a)
   Assumed conversion of 7.75% convertible subordinated debentures                          - (a)           N/A
   Less contingent shares                                                                   -                 -
                                                                                      -------           -------
     Total                                                                             19,174            19,816
                                                                                      =======           =======

Net income per share of common stock                                                  $  0.30           $  0.28
                                                                                      =======           =======

a) Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                             LTC PROPERTIES, INC.

                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)


                                                                           Six months ended June 30,
                                                                            1996              1995
                                                                            ----              ----
PRIMARY:
 Net income applicable to common shares                                   $11,072           $ 9,917
                                                                          =======           =======

 Applicable common shares:
   Weighted average outstanding shares during the period                   18,482            17,872
   Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using
     the treasury stock method)                                               418               204
                                                                          -------           -------
     Total                                                                 18,900            18,076
                                                                          =======           =======

 Net income per share of common stock                                     $  0.59           $  0.55
                                                                          =======           =======

FULLY DILUTED:
 Net income                                                               $11,072           $ 9,917
 Add back minority interest                                                     - (a)             - (a)
 Reduction of interest and amortization expenses resulting
    from assumed conversion of 9.75% convertible
    subordinated debentures                                                    99               843
 Reduction of interest and amortization expenses resulting
    from assumed conversion of 8.5% convertible
    subordinated debentures                                                     - (a)             - (a)
 Reduction of interest and amortization expenses resulting
    from assumed conversion of 8.25% convertible
    subordinated debentures                                                     - (a)             - (a)
 Reduction of interest and amortization expenses resulting
    from assumed conversion of 7.75% convertible
    subordinated debentures                                                     - (a)           N/A
  Less applicable income taxes                                                  -                 -
                                                                          -------           -------
     Adjusted net income applicable to common shares                      $11,171           $10,760
                                                                          =======           =======
 Applicable common shares:
   Weighted average outstanding shares during the period                   18,482            17,872
   Weighted average shares issuable upon exercise of common
     stock equivalents outstanding (principally stock
     options using the treasury stock method)                                 435               220
   Assumed conversion of partnership units                                      - (a)             - (a)
   Assumed conversion of 9.75% convertible subordinated debentures            199             1,728
   Assumed conversion of 8.5% convertible subordinated debentures               - (a)             - (a)
   Assumed conversion of 8.25% convertible subordinated debentures              - (a)             - (a)
   Assumed conversion of 7.75% convertible subordinated debentures              - (a)           N/A
   Less contingent shares                                                       -                 -
                                                                          -------           -------
      Total                                                                19,116            19,820
                                                                          =======           =======
Net income per share of common stock                                      $  0.58           $  0.54
                                                                          =======           =======

a) Conversion would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                                      16